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                                                       EXHIBIT 10.7  EXHIBIT (G)


THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE ACT.

Void after 5:00 P.M., West Coast Time, on February 3, 2001


                             STOCK PURCHASE WARRANT

        For the purchase of 500,000 shares of common stock of COMPRESSENT CORPORATION, par value $.001 per share (a Florida corporation).


        This is to certify that, for value received, CALL NOW, INC., or assigns, are entitled, subject to the terms and conditions hereinafter set forth, at or before 5:00 P.M. on February 3, 2001 to purchase 500,000 shares of the common stock of COMPRESSENT CORPORATION, $.001 par value per share, from the said corporation, for the purchase price of $6.25 per share, and to receive a certificate or certificates for the common stock so purchased upon presentation and surrender to the corporation of this warrant with payment of the purchase price for each share purchased; provided, however, that in the event that this warrant is exercised more than one (1) year after the original issue date, the exercise price shall the lower of the foregoing price or the average of the closing bid and asked price of such common stock for the three (3) trading days immediately preceeding such exercise.

        (a) The corporation covenants and agrees that all shares which may be delivered upon the exercise of this warrant will, upon delivery, be free from all taxes, liens, and charges with respect to the purchase thereof, and shall be fully paid and nonassessable.
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        (b)     The purchase rights represented by this warrant are exercisable at the option of the holder hereof in whole or in part from time to time within the period specified above. In case of the purchase of less than all of the shares purchasable under this warrant, the corporation will cancel this warrant upon the surrender hereof and shall execute and deliver a new warrant for the balance of the shares purchasable hereunder.

        (c) The number of shares purchasable upon the exercise of this warrant and the purchase price per share shall be subject to adjustment from time to time as set forth herein.

        (d) If the outstanding shares of common stock of the corporation are increased, decreased, or changed into, or exchanged for a different number of kind of shares or securities through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, and appropriate and proportionate adjustment shall be made in the number and kind of shares as to which this warrant relates. Such adjustment shall be made without change in the total price applicable to the unexercised portion of this warrant, but with a corresponding adjustment in the price of each share subject to the warrant.

        (e) If there shall be any adjustment as provided above, the corporation shall forthwith cause written notice to be sent to the initial holder of this warrant at the address of such holder shown on the books of the corporation, which notice shall be accompanied by a statement setting forth in reasonable detail the facts
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requiring any such adjustment and the warrant price and number of shares purchaseable after such adjustment, as the case may be.

        (f) This warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the corporation unless and until this warrant shall be exercised.

        IN WITNESS WHEREOF, the corporation has caused this warrant to be executed by the signatures of its duly authorized officers and its corporate seal hereunto affixed.

                                        COMPRESSENT CORPORATION


                                        By /s/ WON-GIL CHOE
                                           -------------------------------------
                                        Attest:

                                           /s/ KENTON D. CHOW
                                        ----------------------------------------
                                        Secretary

Dated: February 3, 1998
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February 11, 1998



Compressent Corporation
2105 Hamilton Avenue, Suite 140
San Jose, CA 95125

RE: Loan Agreement dated February 3, 1998
    Preferred Stock and Warrant Purchase Agreement dated February 3, 1998

Gentlemen:

This will confirm that we have agreed to amend Section 1.7 of the above-referenced Loan Agreement to provide that Call Now, Inc. shall have the option to acquire any or all of the stock purchase warrants referred to therein at a purchase price of $2.00 per warrant, such option to be exercised on or before exercise thereof.

We have also agreed that the Series A Convertible Preferred Stock being purchase pursuant to the above referenced Preferred Stock and Warrant Purchase Agreement will pay dividends of $7.50 per share accruing as of one year after the date of issuance.

Would you please confirm your agreement to the foregoing by signing the enclosed copy of this letter where indicated and returning for our records.

                                    Yours very truly,

                                    CALL NOW, INC.

                                    By: /s/ William M. Allen
                                    ---------------------------------
                                    William M. Allen
                                    Chairman

The above is confirmed:

COMPRESSENT CORPORATION

By: /s/ Won-Gil Choe
    -----------------------
    Won-Gil Choe, President